SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
June 10, 2004

Rockford Corporation

(Exact name of registrant as specified in its charter)

Arizona	000-30138	86-0394353
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 South Rockford Drive
Tempe, Arizona 85281
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:
(480) 967-3565

Item 5. Other Events
Item 7. Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-4.1
EX-4.2
EX-4.3
EX-4.4
EX-4.5
EX-4.6
EX-4.7
EX-10.1
EX-99.1

Item 5. Other Events

On June 10, 2004, we entered into definitive agreements for a private placement of $12,500,000 of 4.5% Convertible Senior Subordinated Secured Notes due 2009 (the “Notes”) and warrants (the “Warrants”) to purchase 649,810 shares of our common stock. The securities were sold to accredited investors in reliance on Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The private placement closed as of June 10, 2004. Attached hereto as Exhibits are conformed copies of the Securities Purchase Agreement, the Registration Rights Agreement, the Indenture, the Warrant Agent Agreement, the Form of Note, the Form of Warrant, the Security Agreement, the Intercreditor Agreement and the press release announcing the private placement.

The Securities

The private placement consists of the following securities:

1.	$12,500,000 of 4.5% Convertible Senior Subordinated Secured Notes due 2009

Maturity Date/Interest Payment Dates

The Notes mature on June 10, 2009. Interest is payable semi-annually on June 15 and December 15 of each year, beginning on December 15, 2004.

Conversion at Holder’s Option

The Notes are convertible at the option of the holder at any time prior to maturity into shares of our common stock, initially at a conversion price of $5.29 per share, subject to adjustment upon certain events. If a holder elects to convert the Notes prior to June 10, 2007 and within 90 days of a repurchase event (as defined below under “Repurchase at Holder’s Option upon Certain Events”, we will make an additional payment in cash with respect to the Notes converted in an amount equal to $135 per $1000 principal amount of the Notes converted (representing approximately six interest payments), less the amount of any interest we actually paid on the Notes converted prior to the conversion date.

Automatic Conversion

Prior to June 10, 2007 all of the Notes may be automatically converted, at our option, into shares of our common stock at the then effective conversion price if the closing price of our common stock exceeds 225% of the then effective conversion price for any 15 out of 20 consecutive trading days. We will make an additional payment in cash with respect to the Notes converted in an amount equal to $135 per $1000 principal amount of the Notes converted (representing approximately six interest payments), less the amount of any interest we actually paid on the Notes converted prior to the conversion date.

Optional Redemption

At any time on or after June 10, 2007, we may redeem some or all of the Notes at par plus accrued and unpaid interest to, but excluding, the redemption date.

Repurchase at Holder’s Option upon Certain Events

Upon a change in control event or if our common stock is no longer authorized for quotation or listing on any of The New York Stock Exchange, Inc., the American Stock Exchange, Inc. or The Nasdaq National Market or SmallCap Market (each a “Repurchase Event”), a holder of Notes may require us to repurchase such holder’s Notes in cash at the following redemption prices: if the redemption occurs (1) prior to or on June 10, 2006, the repurchase price will be equal to 115% of the principal amount of Notes, (2) after June 10, 2006 but prior to or on June 10, 2008, the repurchase price will be equal to 110% of the principal amount of Notes and (3) after June 10, 2008, but prior to or on June 10, 2009, the repurchase price will be equal to 105% of the principal amount of Notes, together, in each case, with accrued interest, if any, to the applicable repurchase date. If the repurchase date occurs prior to June 10, 2007, we will make an additional payment in cash with respect to the Notes repurchased in an amount equal to $135 per $1000 principal amount of the Notes repurchased (representing approximately six interest payments), less the amount of any interest we actually paid on the Notes repurchased prior to the repurchase date.

Subordination

The Notes are subordinated in right of payment to our existing and future senior indebtedness and are effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of our subsidiaries. The notes will be equal in right of payment with any future senior subordinated debt and senior in right of payment to any future subordinated debt. As of May 31, 2004, we had $31.2 million in senior indebtedness outstanding and $4.0 million in senior subordinated debt outstanding (which was paid in full with the proceeds of the Notes and Warrants) and no subordinated debt outstanding. We and our subsidiaries are not prohibited from incurring senior indebtedness or other debt under the terms of the Notes and the Indenture.

Security

Our obligations under the notes and the other transaction documents are secured by a second priority lien on certain of our assets. This security interest is junior to the lien of our senior lenders in these assets and will terminate if our average monthly EBITDA for any twelve consecutive months commencing with the month ending June 30, 2004 is positive.

2.	Warrants to Purchase 649,810 Shares of Common Stock

Exercise

Each Warrant is exercisable for one share of our common stock at an initial exercise price of $5.75 per share, subject to adjustment upon certain events. The Warrants are exercisable (in whole or in part) at any time on or before June 10, 2009, unless earlier terminated at our option as set forth below.

Forced Exercise of Warrants at Our Option

At any time after June 10, 2007, if the closing price of our common stock exceeds 225% of the then effective exercise price of the Warrants for any 15 out of 20 consecutive trading days, we may terminate the Warrants. Any unexercised Warrants as of the date of termination will automatically be deemed exercised in full pursuant to a cashless exercise.

Expiration

Each of the Warrants will expire at 5:00 p.m., New York City time, on June 10, 2009, unless earlier terminated as described above.

Registration Rights

The securities have not been registered under the Securities Act or the securities laws of any jurisdiction, and the securities may not be offered or sold in the United States or any other jurisdiction where such registration is required and has not been effected, except in a transaction not subject to, or exempt from the registration requirements of the Securities Act and any other applicable securities laws.

Pursuant to a Registration Rights Agreement we have agreed to file with the Securities and Exchange Commission a shelf registration statement covering the resale of the Notes, the Warrants and our common stock issuable upon conversion of the Notes and exercise of the Warrants within 30 days of June 10, 2004 and to use reasonable efforts to cause the shelf registration statement to become effective within 90 days of such date, or within 120 days of such date if the filing is reviewed by the Securities and Exchange

Commission. We will be required to pay certain “registration delay payments” if these deadlines are not met or the shelf registration statement is otherwise unavailable for the resale of the securities.

Amendment of the Revolving Facility

We announced today that we have modified and renegotiated new financial covenants in our revolving asset based credit facility with Congress Financial Corporation (Western) (“Congress”), as agent. Consistent with our past practices with respect to the filing of amendments to our revolving asset based credit facility, we will file the amendment agreement we entered into with Congress as an exhibit to our quarterly report on Form 10-Q for the quarter ended June 30, 2004.

Use of Proceeds

We have used a portion of the proceeds to repay in full our senior subordinated debt. We intend to use the remainder of the proceeds for general corporate purposes, including to pay down our senior revolving credit facility which will create availability for working capital, capital expenditures and funding our expansion strategy.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements including statements relating to the use of the net proceeds from the sale of the Notes and the Warrants. These statements should be considered forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, projections, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. Our actual results could differ materially from those discussed in or implied by these forward-looking statements. The forward-looking events we discuss in this Current Report on Form 8-K might not occur in light of the risks, uncertainties and assumptions we have identified in this Current Report on Form 8-K or other risks we have not identified or anticipated. We caution you not to place undue reliance on our forward-looking statements, which speak only as at the date on which they are made. Our actual results may differ materially from those described in our forward-looking statements. We undertake no obligation and disclaim any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. When considering our forward-looking statements, you should keep in mind that many significant risks could cause our actual results to vary from our current expectations.

For a more detailed discussion of the risks we face, please refer to the risk factors and cautionary statements identified in our filings with the Securities and Exchange Commission, including specifically the risk factors identified in exhibit 99.9 to our Annual Report on Form 10-K for the Fiscal Year ended December 31, 2003, filed with the SEC on March 30, 2004. The risk factors noted above, the risk factors discussed in our SEC filings, and other factors that we do not currently anticipate, may cause our actual results to differ significantly from those anticipated in our forward-looking statements.

Item 7. Exhibits

4.1	Conformed Copy of the Indenture dated as of June 10, 2004 between Rockford Corporation and BNY Western Trust Company.

4.2	Form of 4.5% Convertible Senior Subordinated Secured Note Due 2009.

4.3	Form of Warrant to Purchase Common Stock.

4.4	Conformed Copy of the Registration Rights Agreement dated as of June 10, 2004 by and among Rockford Corporation, Piper Jaffray & Co. and the Buyers as defined therein.

4.5	Conformed Copy of the Warrant Agent Agreement dated as of June 10, 2004 between Rockford Corporation and BNY Western Trust Company.

4.6	Conformed Copy of the Security Agreement dated as of June 10, 2004 among Rockford Corporation, Audio Innovations, Inc. and BNY Western Trust Company.

4.7	Conformed Copy of the Intercreditor Agreement dated as of June 10, 2004 by and among Congress Financial Corporation (Western), BNY Western Trust Company, Rockford Corporation and Audio Innovations, Inc.

10.1	Conformed Copy of the Securities Purchase Agreement dated as of June 10, 2004 between Rockford Corporation and the Buyers as defined therein.

99.1	News Release of Rockford Corporation dated June 14, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 15, 2004

ROCKFORD CORPORATION

	By:	/s/ James M. Thomson

		Name:	James M. Thomson
		Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
4.1	Conformed Copy of the Indenture dated as of June 10, 2004 between Rockford Corporation and BNY Western Trust Company

4.2	Form of 4.5% Convertible Senior Subordinated Secured Note Due 2009

4.3	Form of Warrant to Purchase Common Stock.

4.4	Copy of the Registration Rights Agreement dated as of June 10, 2004 by and among Rockford Corporation, Piper Jaffray & Co. and the Buyers as defined therein.

4.5	Conformed Copy of the Warrant Agent Agreement dated as of June 10, 2004 between Rockford Corporation and BNY Western Trust Company.

4.6	Conformed Copy of the Security Agreement dated as of June 10, 2004 among Rockford Corporation, Audio Innovations, Inc. and BNY Western Trust Company.

4.7	Conformed Copy of the Intercreditor Agreement dated as of June 10, 2004 by and among Congress Financial Corporation (Western), BNY Western Trust Company, Rockford Corporation and Audio Innovations, Inc.

10.1	Conformed Copy of the Securities Purchase Agreement dated as of June 10, 2004 between Rockford Corporation and the Buyers as defined therein.

99.1	News Release of Rockford Corporation dated June 14, 2004.